SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                        Date of Report: February 7, 2005

                                AdAl Group, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          1-9431                                     94-3012230
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  (Commission File Number)                  (IRS Employer Identification No.)

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Billhurst Studio, PO Box 177, Lingfield Common Road, Lingfield, Surrey RH7 6B7, United Kingdom
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 (Address of principal executive offices)                                         (Zip Code)
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Registrant's telephone number, including area code: 011-441-342-833855


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Item 1.02.  Entry into Material Definitive Agreement

         On February 7, 2005, the Registrant entered into a Share Sale and & Purchase Agreement (the "Agreement") relating to Guilform Holdings Limited ("Guilform"), with Keith Malcolm Broome, the sole shareholder of Guilform. Pursuant to the terms of the Agreement, the Registrant purchased 100% of the shares of Guilform from Mr. Broome in consideration of (i) (pound)300,000 in cash; (ii) a promissory note in the amount of (pound)200,000 bearing interest at a rate of 6% per annum and; (iii) 300,000 restricted shares (the "Shares") of the Registrant.

         Under the Agreement, the Registrant has undertaken to ensure that Guilform meets its payment obligations under certain commercial loan facilities provided to Guilform by State Securities plc in the sum of (pound)1,007,000, of which (pound)497,000 was new lending in connection with the consummation of the transactions contemplated by the Agreement. (pound)320,891.32 of the new lending was loaned by Guilform to the Registrant in respect of the payment due to Mr Broome on completion of the Agreement and completion expenses incurred. Mr Broome and Ms Janice Conley, the previous Secretary of Guilform, had guaranteed payment of the amounts owing by Guilform under the loan facilities. Under the Agreement, the Registrant has undertaken to provide for the release of Mr. Broome and Ms. Conley as guarantors on the loan facility by August 7, 2007. Further, in connection with another loan facility provided to Guilform by Venture Finance plc, to which Mr. Broome and Ms. Conley are also guarantors, the Registrant has undertaken to provide for the release of Mr. Broome and Ms. Conley as guarantors on that loan facility upon its expiration on May 31, 2005. The Registrant intends for Guilform to re-finance the Venture Finance plc loan facility on or prior to expiration.

         As a condition to the consummation of the Agreement, the Board of Directors of the Registrant appointed Mr. Broome to serve as a non-executive director on the Registrant's Board.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

         On February 7, 2005, Mr. Keith Broome was appointed to the Registrant's Board of Directors. Mr. Broome was appointed to serve on the Board as an independent director pursuant to the terms of that certain Share Sale and & Purchase Agreement relating to Guilform Holdings Limited ("Guilform"), dated as of February 7, 2005, by and between the Registrant and Mr. Broome. Mr. Broome was the sole shareholder of Guilform and sold all of his shares in Guilform to the Registrant in consideration of (i) (pound)300,000 in cash; (ii) a promissory note in the amount of (pound)200,000 bearing interest at a rate of 6% per annum and; (iii) 300,000 restricted shares (the "Shares") of the Registrant. Mr. Broome has not been appointed to serve on any committees of the Board.

         From 1977 to February 2005, Mr. Broome was managing director of companies in the Guilform group. He has a strong engineering background coupled with hands on financial experience gained from managing Guilform for the past 28 years. He is well respected within the architectural aluminum cladding market in which Guilform has operated for 23 years.
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       On February 8, 2005, Mr David Beale resigned with immediate effect as a
Director of the Registrant. Mr. Beale did not have a disagreement with the Registrant on any matter relating to the Company's operations, policies or practices. It is anticipated that Mr. Beale will serve as a consultant to the Registrant. Mr. Beale served on the Audit Committee and the Compensation Committee.

Item 9.01 (c)  Exhibits

2.2 Share Sale and & Purchase Agreement relating to Guilform Holdings Limited, dated February 7, 2005, by and between AdAl Group, Inc. and Keith Malcolm Broome.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ADAL GROUP, INC.

                                              By: /s/ Nicholas Shrager
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                                                  Name:  Nicholas Shrager
                                                  Title:    CEO and President
Dated: February 11, 2005